UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.___)

Filed by the Registrant	☐
Filed by a Party other than the Registrant	☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

MAGELLAN PETROLEUM CORPORATION

(Name of Registrant as Specified In Its Charter)

ANS INVESTMENTS LLC
JONAH M. MEER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

ANS Investments LLC, a Delaware limited liability company (“ANS Investments”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the election of one (1) nominee as a director and the approval of two other stockholder proposals at the 2008 annual meeting of stockholders or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “2008 Annual Meeting”) of the Magellan Petroleum Corporation, a Delaware corporation (“Magellan Petroleum”). ANS Investments filed a preliminary proxy  statement with the SEC on October 14, 2008 with regard to the 2008 Annual Meeting.

Press Release

On October 14, 2008, ANS Investments issued a press release (the “Press Release”), among other things, publicly disclosing that ANS Investments had filed its preliminary proxy materials with the SEC. A copy of the Press Release is attached hereto as Exhibit 1 and incorporated by reference herein. Any description contained herein of the Press Release is qualified in its entirety by reference to the complete text of the Press Release attached hereto.

Important Information

ANS Investments has made a preliminary filing with the SEC of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its one nominee at the 2008 Annual Meeting and the approval of its other stockholder proposals.

ANS INVESTMENTS ADVISES ALL STOCKHOLDERS OF MAGELLAN PETROLEUM TO READ THE PROXY STATEMENT AND THE OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, STOCKHOLDERS WILL BE ABLE TO OBTAIN FREE COPIES OF THE PROXY STATEMENT FROM ANS INVESTMENTS.